UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2006

ARGENTEX MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49995

(Commission File Number)

71-0867623

(IRS Employer Identification No.)

1066 West Hastings Street, Suite 2300, Vancouver, BC V6E 3X2

(Address of principal executive offices and Zip Code)

604.601.8336

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

Effective March 21, 2006, we issued a $500,000 8% convertible debenture to Corin Enterprises Inc. All of any portion of the amounts due under the debenture, which matures on August 21, 2007, may be converted at any time, at the option of the holder, into common shares of our company at a conversion price of $0.40 per share.

Effective March 21, 2006, we issued a $500,000 8% convertible debenture to Rubix Finance Inc. All of any portion of the amounts due under the debenture, which matures on August 21, 2007, may be converted at any time, at the option of the holder, into common shares of our company at a conversion price of $0.40 per share.

The issuance of the convertible notes and the securities issuable upon conversion of the convertible notes were made pursuant to the exemption from registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”) provided by Regulation S promulgated thereunder. The subscribers were not U.S. persons (as that term is defined in Regulation S).

Item 9.01	Financial Statements and Exhibits
10.1	8% Convertible Note dated March 21, 2006 issued by our company to Corin Enterprises Inc.
10.2	8% Convertible Note dated March 21, 2006 issued by our company to Rubix Finance Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

/s/ Kenneth Hicks

By: Kenneth Hicks, President

Date: May 9, 2006